Exhibit 99.1

         MOVIE GALLERY REMAINS CONFIDENT THAT ITS MERGER AGREEMENT WITH
                             HOLLYWOOD IS SUPERIOR

   Looks Forward to Moving Expeditiously to Close Before or During the Second
                                  Quarter 2005

     DOTHAN, Ala., Feb. 3 /PRNewswire-FirstCall/ -- Movie Gallery, Inc. (Nasdaq:
MOVI) today issued the following statement in response to Blockbuster Inc.'s (NYSE: BBI) proposed exchange offer to acquire Hollywood Entertainment Corporation (Nasdaq: HLYW).

     Movie Gallery has entered into a definitive merger agreement to acquire Hollywood for $13.25 in cash. We believe our pending merger is better for Hollywood's shareholders, employees and customers than the Blockbuster offer, which consists of $11.50 in cash and $3.00 in Blockbuster stock.

     Substantially all of Hollywood's stores compete with Blockbuster stores; in fact, more than 80 percent of Hollywood's stores are in the same local market as a Blockbuster store. As a result, the viability of Blockbuster's offer depends on antitrust regulators accepting an untested expanded market theory proposed by Blockbuster. By contrast, relatively few Movie Gallery stores are located close to a Hollywood store.

     Movie Gallery anticipates a straightforward regulatory approval process for its transaction with Hollywood. Because of the Federal Trade Commission's investigation and second request process related to Blockbuster's proposal, there is likely to be further regulatory delay in the Blockbuster transaction and substantial risk that it will not be approved at all.

     We believe our all-cash acquisition of Hollywood entails greater closing certainty and will deliver concrete value to Hollywood shareholders sooner than a Blockbuster acquisition. We expect to close our transaction before or during the second quarter 2005.

     About Movie Gallery
     Movie Gallery, Inc. is the third-largest company in the specialty video retail industry based on revenues and the second-largest in the industry based on stores. As of December 31, 2004, Movie Gallery owned and operated 2,482 stores located primarily in the rural and secondary markets throughout North America. Since the company's initial public offering in August 1994, Movie Gallery has grown from 97 stores to its present size through acquisitions and new store openings.

     Forward-Looking Statements
     This news release contains forward-looking statements relating to Movie Gallery's intent to acquire Hollywood Entertainment. Specific forward-looking statements relate to Movie Gallery's expectations regarding the potential benefits of such transaction, including the anticipated benefits to Hollywood's shareholders and customers. These forward-looking statements are based on Movie Gallery's current intent, expectations, estimates and projections and are not guarantees of future performance. These statements involve risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to vary materially from those expressed in or indicated by them. In addition, some factors are beyond Movie Gallery's control. Certain statements made in this release are contingent upon completion of the proposed transaction. Other factors that could cause actual results to differ materially from the statements made in this release include, among others: (i) Movie Gallery's and Hollywood's ability to receive all necessary approvals, including any necessary governmental or regulatory approvals and the approval of the Hollywood stockholders, if applicable; (ii) matters related to closing conditions contained in the merger agreement between Movie Gallery and Hollywood, including conditions to the consummation of the financing contemplated by the merger agreement; and (iii) other factors as described in Movie Gallery's filings with the Securities and Exchange Commission, including the detailed factors discussed under the heading "Cautionary Statements" in Movie Gallery's annual report on Form 10-K for the fiscal year ended January 4, 2004.

     HOLLYWOOD STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Stockholders will be able to obtain a free copy of the definitive proxy statement, as well as other filings containing information about the parties, without charge, at the Securities and Exchange Commission's Internet site ( http://www.sec.gov ). Copies of the definitive proxy statement and the filings with the SEC that will be incorporated by reference in the proxy statement will also be available, without charge, by directing a request to Hollywood Entertainment Corp., 9275 S.W. Peyton Lane, Wilsonville, Oregon 97070, Attn: Investor Relations.

     The directors and executive officers of Hollywood and other persons may be deemed to be participants in the solicitation of proxies in respect of the transaction. Information regarding Hollywood's directors and executive officers will be available in the definitive proxy statement. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the definitive proxy statement and other relevant materials to be filed with the SEC when they become available.

     Contact:  Thomas D. Johnson, Jr.
               SVP - Corporate Finance &
               Business Development
               (334) 702-2400

SOURCE  Movie Gallery, Inc.
    -0-                             02/03/2005
    /CONTACT: Thomas D. Johnson, Jr., SVP - Corporate Finance & Business Development of Movie Gallery, Inc., +1-334-702-2400/
    /Web site:  http://www.moviegallery.com /
_